                                                                       Exhibit 1

                           Bid.Com International Inc.
                      Consolidated Statement of Operations
     (expressed in thousands of Canadian dollars, except per share amounts)
                            (Canadian GAAP, Audited)
--------------------------------------------------------------------------------

                                                ----------------------------------------------------------------------------
                                                             Three Months Ended                 Twelve Months Ended
                                                ----------------------------------------------------------------------------
                                                                December 31                          December 31
                                                ----------------------------------------------------------------------------
                                                     2000         2000         1999        2000          2000         1999
                                                ----------------------------------------------------------------------------
                                                               translated                            translated
                                                                into US$                              into US$
                                                                   at                                    at
                                                               Cdn$ 1.4995                           Cdn$ 1.4995
                                                                   for                                   for
                                                               convenience                           convenience
Gross revenue                                      $  1,222     $    815     $ 11,406     $ 12,497     $  8,334     $ 31,001

Customer acquisition costs                         $      -            -            -         (157)        (105)           -
                                                ----------------------------------------------------------------------------

Net revenue                                           1,222          815       11,406       12,340        8,229       31,001
                                                ----------------------------------------------------------------------------

Direct expenses                                    $    296     $    197     $ 10,810     $ 11,460     $  7,642     $ 26,696

General and administrative                         $  5,330        3,555        3,924       19,397       12,936       12,405

Advertising and promotion                          $    104           69        5,189        5,040        3,361       11,870

Software development and technology expense        $    817          545          251        1,802        1,202        1,001

Depreciation  and amortization                     $    370          247          196        1,130          754          621

Interest income                                         (85)         (57)        (236)        (467)        (311)        (767)
                                                ----------------------------------------------------------------------------

                                                      6,832        4,556       20,134       38,362       25,584       51,826
                                                ----------------------------------------------------------------------------

                                                ----------------------------------------------------------------------------
Loss from operations                               $ (5,610)    $ (3,741)    $ (8,728)    $(26,022)    $(17,355)    $(20,825)
                                                ============================================================================

Realized gains on disposals of marketable
 securities and stategic investments               $    249     $    166      $     -     $ 20,946     $ 13,969      $     -

Unrealized losses on revaluation of marketable
 securities and impairments of long term assets    $ (9,422)    $ (6,283)     $     -     $(13,290)    $ (8,863)     $     -
                                                ----------------------------------------------------------------------------
                                                   $ (9,173)    $ (6,117)     $     -     $  7,656     $  5,106      $     -
                                                ----------------------------------------------------------------------------

                                                ----------------------------------------------------------------------------
Net loss                                           $(14,783)    $ (9,858)    $ (8,728)    $(18,366)    $(12,249)    $(20,825)
                                                ============================================================================

Loss per basic share                               $  (0.27)    $  (0.18)    $  (0.17)    $  (0.34)    $  (0.23)    $  (0.42)
                                                ============================================================================

Weighted average common shares                       54,603       54,603       50,682       53,688       53,688       49,218
                                                ============================================================================

Loss per share from operations                        (0.10)       (0.07)       (0.17)       (0.48)       (0.32)       (0.42)

Bid.Com International Inc.

                           Bid.Com International Inc.
                           Consolidated Balance Sheet
                  (expressed in thousands of Canadian dollars)
                            (Canadian GAAP, Audited)
--------------------------------------------------------------------------------

                                 December 31   December 31  December 31
                                 ---------------------------------------
                                   2000          2000         1999
                                 ---------------------------------------
                                               (in US$)
                                              translated
                                             into US$ at
                                             Cdn$ 1.4995
                                                 for
                                              convenience
Cash                             $ 7,363       $ 4,910       $ 5,019

Marketable securities              8,124         5,418        16,478

Other current assets               1,881         1,254         6,495

Other assets                       3,433         2,289         8,751
                                 ---------------------------------------
Total assets                     $20,801       $13,871       $36,743
                                 =======================================


Current liabilities              $ 2,086       $ 1,391       $ 5,504

Short term and long term
  deferred revenue                 2,796         1,865         2,254

Long term Ddebt                       59            39

Total shareholders' equity        15,860        10,576        28,985
                                 ---------------------------------------
Total liabilities and
  shareholders' equity           $20,801       $13,871       $36,743